UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): January 16, 2002


                           Commission File No. 0-11178
                                               -------


                           UTAH MEDICAL PRODUCTS, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


                      UTAH                               87-0342734
         -------------------------------              ------------------
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)               Identification No.)


                               7043 South 300 West
                               Midvale, Utah 84047
                              ---------------------
                     Address of principal executive offices


Registrant's telephone number:    (801) 566-1200
                                  --------------

--------------------------------------------------------------------------------

                              ITEM 5. OTHER EVENTS

--------------------------------------------------------------------------------



   On January 17, 2002 the Company announced, by press release, the following:

Utah Medical Products, Inc. announces that on January 16, 2002, in the United States Federal District Court for the District of Utah, a twelve member jury rendered a verdict in favor of UTMD that the Kendallo LTP Softrans 4000 Intrauterine Pressure Catheter infringes UTMD's United States Letters Patent No. 4,785,822 for inventions relating to a "Disposable Intracompartmental Pressure Transducer." UTMD markets the Intran(R) Plus which practices this patent.

The patent infringement lawsuit had been filed in early 1997. The jury awarded UTMD $20,000,000 in damages. UTMD anticipates that certain limited issues remaining to be decided by the court will be decided within the next thirty days or so. Entry of the final judgment is dependent upon the resolution of these issues. As part of any final judgment that may be entered in favor of UTMD, the company intends to seek an injunction against the further marketing of KendalloLTP's infringing product, Softrans.

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures, assembles and markets a broad range of disposable and reusable specialty medical devices designed for better health outcomes for patients and their care-providers. For more information about Utah Medical Products, Inc., visit UTMD's website at www.utahmed.com.

--------------------------------------------------------------------------------

                                   SIGNATURES

--------------------------------------------------------------------------------



   Pursuant to the requirements of the Securities Exchanges Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    UTAH MEDICAL PRODUCTS, INC.
                                    ---------------------------
                                    REGISTRANT





Date:       1/18/02                 By:    \s\ Kevin L. Cornwell
      ----------------------            ---------------------------------------
                                            Kevin L. Cornwell
                                            CEO